Exhibit 10.55

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality requested. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the United States Securities and Exchange Commission.

January 16, 2007

Second BCA Joint Memorandum by Microsoft Corporation and Novell, Inc.

Re:    Impact of January 16, 2007 Participation Agreement Entered into between the Parties’ respective Irish subsidiaries (the “PA Agreement”) on the Business Collaboration Agreement Dated 11/2/2006 Between Novell, Inc. (“Novell”) and Microsoft Corporation (“Microsoft”) (such agreement, the “BCA Agreement”).

This Second BCA Joint Memorandum (“BCA Amendment”) is written to memorialize the Parties’ mutual agreement that, effective upon the execution of the PA Agreement, Microsoft’s Total Minimum Commitment under Section 4.2(a) of the BCA is [***].

The parties further acknowledge and agree that the PA Agreement is a stand alone agreement between the parties’ respective Irish subsidiaries. As such, the PA Agreement is not part of the BCA Agreement and any references to the BCA Agreement do not include the PA Agreement.

Except as expressly amended and supplemented by this BCA Amendment, the terms and conditions of the BCA Agreement will remain in effect and unchanged.

Accepted and Agreed by Novell, Inc.

Signature:	/s/ Joseph A. LaSala, Jr.

Printed Name:	Joseph A. LaSala, Jr.

Title:	SVP. General Counsel
Date:	1/16/07

Accepted and Agreed by Microsoft Corp.

Signature:	/s/ Bradford L. Smith

Printed Name:	Bradford L. Smith

Title:	General Counsel
Date:	1/16/07

[*** Confidential Treatment Requested]